Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-178510) pertaining to The Principal Select Savings Plan for Individual Field of Principal Financial Group, Inc. of our report dated June 26, 2023, with respect to the financial statements of The Principal Select Savings Plan for Individual Field included in this Annual Report (Form 11-K) for the period of January 1, 2022 through December 28, 2022.

/s/ Ernst & Young LLP

Des Moines, Iowa

June 26, 2023

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